UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2019

HOOKER FURNITURE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2019, the Compensation Committee of the Board of Directors of Hooker Furniture Corporation (the “Committee”) approved annual base salaries, annual cash incentives and long-term incentives for the Company’s executive officers.

Annual Base Salary

The base salary for each executive officer for the 2019 calendar year will be:

Base Salary
Paul B. Toms, Jr., Chairman and CEO	$450,000
Paul A. Huckfeldt, Senior VP – Finance and Accounting and CFO	275,000
Anne M. Jacobsen, Senior VP - Administration and CAO	275,000
D. Lee Boone, Co-President, Home Meridian	300,000
Michael W. Delgatti, Jr., Pres., Dom. Uph. & Emerging Channels	300,000
Jeremy R. Hoff, President, Hooker Branded	300,000
Douglas Townsend, Co-President, Home Meridian	300,000

Annual Cash Incentives

The annual cash incentive for each executive officer for the Company’s 2020 fiscal year, which ends February 2, 2020, will be paid if the Company attains 80% or more of its budgeted fiscal 2020 consolidated net income target, as approved by the Board of Directors.  Each executive officer is eligible to receive a percentage of his or her calendar 2019 base salary under the annual incentive program. No cash bonus is payable if the Company fails to reach at least 80% of the budgeted consolidated net income target and a maximum cash bonus is payable if the Company reaches 125% or more of target consolidated net income.  The annual cash incentive potential for each of the executive officers is as follows:

	If the Company Attains:
	80% of Target Net Income	90% of Target Net Income	100% of Target Net Income	110% of Target Net Income	125% or More of Target Net Income
Paul B. Toms, Jr.	$270,000	$303,750	$337,500	$421,875	$511,988
Paul A. Huckfeldt	132,000	148,500	165,000	206,250	250,305
Anne M. Jacobsen	110,000	123,750	137,500	171,875	208,588
D. Lee Boone	120,000	135,000	150,000	187,500	227,550
Michael W. Delgatti, Jr.	108,000	121,500	135,000	168,750	204,795
Jeremy Hoff	120,000	135,000	150,000	187,500	227,550
Douglas Townsend	120,000	135,000	150,000	187,500	227,550

Each additional percentage of net income realized between the percentages shown above is interpolated, such that each additional percentage of net income realized between the threshold amounts shown above results in a larger bonus payout, as shown in the table below:

	Interpolation per 1% of increased earnings:
	Between 80-89% of Target Net Income	Between 90-99% of Target Net Income	Between 100-109% of Target Net Income	Between 110-125% of Target Net Income
All executive officers	4%	1%	2.5%	2.67%

Long-Term Incentive Awards

Time-Based Restricted Stock Units (RSUs).  Each time-based RSU entitles the executive officer to receive one share of the Company’s common stock if he or she remains continuously employed with the Company through the end of a three-year service period that ends April 15, 2022. At the discretion of the Committee, the RSUs may be paid in shares of the Company’s common stock, cash (based on the fair market value of a share of the Company’s common stock on the date payment is made), or both. In addition to the service-based vesting requirement, 100% of an executive officer’s RSUs will vest upon a change of control of the Company and a prorated number of the RSUs will vest upon the death, disability or retirement of the executive officer. The RSUs do not convey any dividend or dividend equivalent rights to the executive officer.

The number of RSUs awarded to each executive officer is set forth in the table below.

Executive Officer	Number of RSUs
Paul B. Toms, Jr.	0
Paul A. Huckfeldt	1,108
Anne M. Jacobsen	1,108
D. Lee Boone	1,995
Michael W. Delgatti, Jr.	1,995
Jeremy R. Hoff	1,995
Douglas Townsend	1,995

Performance-based Restricted Stock Units (“PSUs”) Each performance-based RSU entitles the executive officer to receive one share of the Company’s common stock-based on the achievement of two specified performance conditions (described below) if the executive officer remains continuously employed by the Company through the end of the three-year performance period. The PSUs shall vest subject to the Company’s attainment of pre-established financial goals related to the sum of two amounts, (1) the Company’s absolute EPS Growth and (2) relative EPS growth, over a three-year performance period that began February 4, 2019 and ends January 30, 2022, as approved by the Committee. The payout or settlement of the PSUs shall be made in shares of the Company’s common stock (based on the fair market value of the shares of the Company’s common stock on the date of settlement or payment). The PSUs do not convey any dividend or dividend equivalent rights to the executive officer.

The settlement or payment for each executive officer under his PSU will be the sum of the following share amounts:

a.

An amount set forth in the table below based on the growth of the Company’s fully diluted earnings per share from continuing operations (“EPS”) over the performance period. The Company’s EPS growth must be at least 5% over the performance period for a payment to be made.

Executive Officer	Payout Amount in Shares of Company Stock Based on EPS Growth (%) for Performance Period
	Threshold	Target		Maximum
	5%	10%	15%	20%
Paul B. Toms, Jr.	1,417	5,668	7,086	8,502
Paul A. Huckfeldt	554	2,217	2,772	3,326
Anne M. Jacobsen	554	2,217	2,772	3,326
D. Lee Boone	506	2,026	2,532	3,039
Michael W. Delgatti, Jr.	506	2,026	2,532	3,039
Jeremy R. Hoff	506	2,026	2,532	3,039
Douglas Townsend	506	2,026	2,532	3,039

b.

An amount set forth in the table below based on the growth of the Company’s EPS over the performance period relative to a group of specified peer companies. However, if the Company’s EPS growth is not positive for the performance period, this payment will be capped at the amount for the 50th percentile.

Executive Officer	Payout in Shares of Company Stock Based on Relative EPS Growth for Performance Period
	Less than 40th percentile	40th percentile, but less than 59th percentile Threshold	60th percentile, but less than 79th percentile Target	Equal to or greater than 80th percentile Maximum
Paul B. Toms, Jr.	-	2,834	5,668	8,503
Paul A. Huckfeldt	-	1,108	2,217	3,326
Anne M. Jacobsen	-	1,108	2,217	3,326
D. Lee Boone	-	1,013	2,026	3,039
Michael W. Delgatti, Jr.	-	1,013	2,026	3,039
Jeremy R. Hoff	-	1,013	2,026	3,039
Douglas Townsend	-	1,013	2,026	3,039

In addition, upon the executive officer’s termination of employment due to death, disability or retirement (as defined in the Plan), PSUs will vest and be settled on a pro rata basis at the end of the performance period based on the Company’s actual performance against the EPS goals as approved by the Committee.  In the event of a change in control of the Company, the PSUs shall also vest and be settled in full immediately following the change in control assuming target performance levels achieved by the Company.

Supplemental Retirement Income Plan

The Committee also agreed to limit Mr. Toms’ potential Supplemental Retirement Income Plan (“SRIP”).  Upon his retirement, payments to Mr. Toms under the SRIP will be determined based on his final sixty months of compensation (“base annual earnings”), defined as monthly base pay plus annual cash incentive payments.  Mr. Toms will receive 50% of this annual base earnings amount paid monthly for 15 years following his retirement; however, base earnings will be limited to the lower of a) actual annual base earnings or b) $726,250.  The maximum annual payment to Mr. Toms under the SRIP plan will be $363,125 per year.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:  /s/ Paul A. Huckfeldt
     Paul A. Huckfeldt
     Senior Vice President - Finance and Accounting
     Chief Financial Officer

Date: April 23, 2019